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                             EXHIBIT 23(a)

                     CONSENT OF GRANT THORNTON LLP

We have issued our reports dated October 25, 1996, accompanying the financial statements and schedules of Resource America, Inc. and subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                                /s/ Grant Thornton
                                                -------------------------------


Cleveland, Ohio
November 26, 1996